THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (COLLECTIVELY "ACT"), OR REGISTERED OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS NOTE MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR (B) IF MAKER HAS BEEN FURNISHED WITH A SATISFACTORY OPINION OF COUNSEL FOR HOLDER THAT SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM THE PROVISIONS OF REGISTRATION REQUIREMENTS OF THE ACT, AND FROM ANY REGISTRATION OR QUALIFICATION REQUIREMENTS OF ALL APPLICABLE STATE SECURITIES LAWS.


                     PLEASE KEEP THIS NOTE IN A SAFE PLACE.

             THIS NOTE MUST BE RETURNED TO MAKER WHEN PAID IN FULL.

                         LASER-PACIFIC MEDIA CORPORATION
      SHORT-TERM INSTALLMENT (FIXED RATE) LINE OF CREDIT NOTE, SERIES 1997


July ___, 1997                                         Los Angeles, California
                                                       $1,000,000.00


     LASER-PACIFIC MEDIA CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware ("Maker"), for value received, hereby promises to pay ALAN PICK, an individual, as trustee for 35 Lake Avenue, a California limited partnership, under a certain Trust Indenture dated July ___, 1997, whose mailing address is 523 West Sixth Street, Suite 1134, Los Angeles, California 90014, phone number (213) 624-1996, and fax number (213) 624-9073 ("Holder"), the sum of One Million Dollars ($1,000,000.00), or so much thereof as may be advanced and be outstanding, together with interest on the outstanding principal balance hereof at the rate of fourteen percent (14%) per annum from the date hereof until the principal balance hereof is paid in full. Maker shall pay to Holder all accrued interest on September 30, 1997, December 31, 1997, January 30, 1998, February 28, 1998 and March 30, 1998 (each, a "Payment Date"). Maker shall pay the outstanding principal balance hereof in three equal installments on January 30, 1998, February 28, 1998 and March 30, 1998. The entire unpaid principal balance hereof, together with all accrued and unpaid interest thereon and any other amounts not otherwise due earlier hereunder, shall be all due and payable no later than March 30, 1998. All payments made by Maker hereunder shall be made to Holder in whose name this Note is registered in Maker's records at the close of business on the date next preceding the date on which such payment is made.Concurrently herewith, Maker has reimbursed Holder for the reasonable attorneys' fees and costs of reviewing, negotiating and preparing this Note and the related security and other agreements, including all reasonable attorney fees, together with all costs of title insurance, recordation, and all other closing costs (collectively, "Costs"). Costs shall also include all reasonable costs and expenses incurred by Holder in enforcing this Note after any Default (or any event which, with the giving of notice or the passage of time, or both, would constitute a Default). Said amount shall not be interpreted or deemed interest. Notwithstanding the foregoing, in no event shall the aggregate amount of the attorneys fees reimbursable in connection with the initial negotiation and preparation of (i) this Note, (ii) any of the Company's other Short-Term Installment (Fixed Rate) Line of Credit Notes, Series 1997 issued concurrently herewith (collectively, the "Other Notes"), and (iii) all of the other documents, instruments and agreements entered into in connection with this Note or the Other Notes, exceed the sum of $5,000.00 in the aggregate.
                                                      MAKER'S INITIALS_____

     The loan evidenced by this Note shall be disbursed to the Company in one or more advances made on or before September 30, 1997. Each such advance shall be made at the request of the Company and, when aggregated with all advances then concurrently made under the Other Notes, shall be in an aggregate principal amount of not less than Fifty Thousand Dollars ($50,000.00). The Company shall provide Holder with written notice of each request for an advance at least two
(2) business days (as defined below) prior to the date of such advance.

     Interest shall be computed on the basis of a three hundred sixty-five (365) day year on the unpaid principal balance for actual days elapsed. Interest not paid when due shall bear interest at the same rate as principal. All payments hereunder shall first be credited to any Costs due, including reasonable attorneys' fees, then to all accrued interest, and then to principal. This Note may be prepaid at the discretion of Maker in part or in full at any time, and from time to time, without any penalty or premium.

     If any Payment Date falls on a day that is not a business day, the payment due on such Payment Date will be made on the following day that is a business day as if it were made on the date such payment were due, and no interest shall accrue on the amount so payable for the period from and after such respective Payment Date through and including the next succeeding business day.

     Subject to Holder giving Maker thirty (30) days prior notice to cure and in the event such cure is not completed within said notice period, Holder shall be entitled to declare this Note in default ("Default") and to exercise any remedies as herein, by "Law" (as defined below) or otherwise, provided, upon any of the following events:

          (i) any failure, refusal, neglect or omission to perform any material obligation due under this Note;

          (ii) any act of fraud or misrepresentation by Maker which may have a material adverse effect on Maker's performance of its obligations under this Note;

          (iii) the commencement of any bankruptcy, reorganization, dissolution or other insolvency proceedings by or against Maker, and if commenced against Maker and the same not be dismissed within thirty (30) days thereof;

          (iv) the making of any assignment for the benefit of Maker's creditors;

          (v) the levy of any writ of attachment, possession, execution or other similar writ or judicial action, or foreclosure proceeding upon the assets of Maker, which may have a material adverse affect on Maker's performance of its obligations under this Note or under any related security or other agreements, and such is not released or satisfied within thirty (30) days thereafter;

          (vi) the appointment of a receiver, trustee or similar person in any proceeding or action to which such a party is subject, with authority to take possession or control of the assets of Maker, which appointment may have a material adverse affect on Maker's performance of its obligations under this Note or under any related security or other agreements, and the same is not removed within thirty (30) days thereafter;

          (vii) if there is any change in the senior executive management of Maker without prior written consent of Holder; or

          (viii) if there is any material default (beyond the expiration of all applicable notice and cure periods) under (i) any of the related security or other agreements entered into in connection with or pursuant to this Note, or (ii) the Loan and Security Agreement dated as of August 3, 1992 by and between The CIT Group/Credit Finance, Inc. and Maker, as amended.

          Maker shall promptly give Holder notice of, and upon, the happening of any of the foregoing events promptly after Maker learns of the occurrence thereof.

          This Note is secured by a certain Stock Pledge Agreement and certain Trust Deed, each dated as of the date hereof. No provision of such security agreements shall alter or impair the obligation of Maker, which is absolute and unconditional, to pay the principal of, all other costs, if any, and interest due under this Note at the times, place, rate, and manner as herein prescribed.

          Except as herein otherwise provided, Maker, and each guarantor, endorser, surety, and each person or entity liable or to become liable on this Note (collectively "Guarantors"), hereby waives, to the fullest extent permitted by Law, presentment, demand, protest, notice of dishonor, nonpayment, default and all other notices (except as explicitly required to be given hereby), all rights of subrogation against Maker or any Guarantor; the right, if any, to the benefit of, or to direct the application of, any securities hypothecated to Holder (including the possible loss of all subrogation rights and remedies);
the right to require Holder to proceed against Maker or any one or more of Guarantors, to proceed against any one or more of the securities hypothecated to Holder, or to pursue any other remedy of Holder; and to the fullest extent permitted by Law, all statutes of limitation and any other similar limitations, restrictions and defenses. Maker and each Guarantor further agrees that Holder may proceed against any one or more of Maker, the Guarantors and/or any of the securities hypothecated to Holder without proceeding against any of the others. Maker and each Guarantor also agrees that the cessation of the liability of any one or more of Maker, the Guarantors or securities hypothecated to Holder for any reason other than full payment, that any revision, renewal, extension, forbearance, change of rate of interest, or acceptance, release or substitution of Maker, any Guarantors or securities hypothecated to Holder, or any impairment or suspension of any of Holder's remedies or rights against any one or more of Maker, Guarantors, or the securities hypothecated to Holder, shall not in any way affect the liability of any of the parties hereto, except the Maker or respective Guarantor shall be entitled to receive credit for any and all payments made to Holder of, and pursuant to, this Note. Further, Maker and each Guarantor hereby waives to the full extent permitted by Law all current and future statutory (including the provisions of California Civil Code Sections 2787 et. seq. and all other similar and successor statutes), common, and case law limitations, restrictions and defenses on the enforceability of any joint, several, surety and similar liability hereunder.

     In the event that this Note or any related instrument, agreement or transaction does not fully comply with all applicable usury laws, any interest or other fee payable under this Note or under any other related agreement or instrument shall be subject to a reduction to an amount not in excess of any applicable maximum non-usurious amount allowed under the usury laws as now or hereafter determined to be applicable. In the event any interest does exceed the maximum legal rate, it shall be deemed a mistake, and such excess shall be automatically canceled and if theretofore paid, the same shall be credited to the principal amount due under this Note or if this Note has been paid in full, returned to Maker, upon the request of Maker.

     Except as herein explicitly provided, Holder shall not be deemed to have waived any of its rights under this Note unless such waiver is in writing and signed by Holder. No delay or omission on the part of Holder in exercising any right shall operate as a waiver thereof or of any other right. A waiver upon any one occasion shall not be construed as a bar or a waiver of any right or remedy to any future occasion nor shall it establish a custom or course of dealing.

     This Note may not be changed, modified, amended or terminated orally. All such modifications shall be in writing executed by Maker and Holder to be effective and binding on them.

     No stockholder, director, officer, employee, incorporator or professional advisor, past, present or future, of Maker or any successor corporation or other entity shall have any liability for any obligations of Maker under this Note or any of the other related agreements, or for any claim based on, in respect of or by reason of, such obligations or their creation. Holder, by accepting this Note, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Note.

     This Note, together with the Trust Indenture, the Stock Pledge Agreement, the Trust Deed, the Warrants and the other related agreements and instruments, together with all exhibits, schedules or other attachments thereto (collectively and each of them "Agreements"), are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Note, together with the other Agreements shall supersede all prior agreements and understandings between the parties with respect to such subject matter.

     The parties agree that any disputes concerning this Note shall be litigated, whether by a court or by arbitration, only within the County of Los Angeles, California, which the parties agree for jurisdictional purposes is the place where this Note has been entered into and where it will be substantially performed. In the event any party institutes any legal action to collect or otherwise enforce any provision of this Note, the prevailing party shall be entitled to reasonable attorney fees and costs.

This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California, without giving effect to any conflict of laws principles, except as preempted or otherwise controlled by any applicable Federal Law, in which case such Federal Law shall apply. Unless explicitly subsequently otherwise provided in writing, any conflict between this Note, any other agreement or instrument, or contrary conduct shall be resolved in favor first of perfecting and maintaining all security interests, then all security agreements, and then this Note, with each specific provision having control over any general or other provision.

     It is the intention and agreement of the parties hereto that this Note be legally binding and enforceable and in compliance with all applicable Laws. To the extent that any provision of this Note is declared unenforceable, ambiguous, severable, contradictory or otherwise deficient, and to the extent it is commercially reasonable, said provision and this Note shall be deemed amended with such terms and conditions as to effect and enforce the intentions and general terms and conditions of this Note.

     Except as herein otherwise provided, all remedies as may be provided herein or by Law shall be nonexclusive and cumulative, and the exercise of one shall not be deemed a waiver of any other remedy. Except as otherwise provided, this Note shall bind and inure to the benefit and obligation of the successors, assigns, representatives and heirs of each party. The failure of any or all parties to initial each or any page or to fill in any blanks of this Note shall not in any way affect its enforceability or validity.

As used herein, certain capitalized and other words shall have the meaning as herein provided, including the following definitions, or any variation thereof. Any conflict between said capitalized and other words and any other meanings shall be resolved first as herein provided, and if not so provided then in the other Agreements. As used herein, the term "Claim(s)" shall be deemed to include all claims (including all rights of subrogation), disputes, liabilities, debts, obligations, losses, damages (including all actual, general, compensatory, consequential, incidental, special, punitive or otherwise), rights of subrogation, actions, judgments, orders, fines, penalties, forfeitures, liens, other encumbrances, costs (including all investigation and remedial costs), other charges, expenses (including all attorneys' fees and costs), and/or any similar items, whether known, unknown, foreseeable, unforeseeable, absolute, contingent, liquidated, non-liquidated, direct, indirect, derivative, compensatory, consequential, punitive or otherwise. As used herein, a "day" is a calendar day and a "business day" is a calendar day other than a Saturday or Sunday upon which the Office of the County Recorder of Los Angeles County is open and accepting documents for recording and the state and federal commercial banks are generally open for business in Los Angeles County. If provided herein that a party must act by a particular time, or an act is effective only if done by a particular time, and the last date for the doing or effectiveness of such act falls upon a day other than a business day, the time for the doing or effectiveness of such act shall be extended to the next succeeding business day. As used herein, the term "herein", or any variation thereof, shall mean any where within this Note or otherwise applicable within a particular section of this Note. As used herein, the term "including", or any variation thereof, shall be construed as if followed by the phrase "without any limitation". As used herein, the term "Law" shall be deemed to mean all applicable (except as otherwise herein excluded) statutory, regulatory, administrative, common, at equity and decisional laws, regulations, ordinances, rules, directives, orders, judgments, decrees, writs, decisions and other judicial determinations reasonably affecting this Note, any related security or other agreement or instrument, or any contemplated transaction, whether imposed byfederal, state, county, municipal or other governmental or quasi-governmental authority. As used herein, "person" or any variation thereof shall mean any person, trust, corporation, partnership, limited liability company, other entity or governmental or quasi-governmental agency or body. As used herein, the term "release" shall include the explicit waiver of California Civil Code Section 1542 which states that, "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing this release, which if known by him must have materially affected his settlement with debtor," and all other similar and successor statutory, common and case law rights, defenses and limitations upon the scope of such release or waiver. As used herein, the term a party's "Representative(s)" shall be deemed to include, unless otherwise provided or not applicable, the respective party's spouse, heirs, executors, administrators, beneficiaries, trustees, receivers, assigns, successors, owners, investors, partners, parent companies, subsidiaries, shareholders, directors, officers, employees, servants, representatives, agents, affiliates, professional advisors, and any other similar or related persons or entities, and each of their respective Representatives.

     All notices and demands, all responses thereto and any other instruments of any kind (collectively "Notices"), which any party may require, or desires, to be provided or served on any party shall be written, dated, state its purpose and the time during which to respond, and served on the respective parties at the addresses set forth herein or as may otherwise be directed in writing.

Service shall be deemed made, and received, if personally, at the time of such service: if by certified or registered mail, within three (3) business days after deposited in the United States mail within the state of California, or within five (5) business days after deposited in the United States mail outside of the state of California, provided postage is prepaid and the Notice is properly addressed; if by courier or overnight service (such as Federal Express, DHL or UPS), at the time agency confirms delivery; and if by telegraph, telefacsimile, telex, at the time the machine or agency confirms delivery, provided that within two (2) business days thereafter the original thereof shall have been sent by mail (as herein provided) to the party to whom such Notice was directed. All Notices shall be deemed deposited for mail purposes as of the date of its postmark. Refusal of acceptance of any Notice served in accordance herewith shall not affect the service thereof as otherwise provided herein.
Each party hereto shall promptly give notice to each other party of any change of its address or number. If such change notice is not served, the notifying party(s) shall be entitled to rely upon the address and numbers herein last provided.

     IN WITNESS WHEREOF, Maker has caused this instrument to be duly executed, manually or in facsimile, and a facsimile of its corporate seal to be imprinted hereon.

EXECUTION INSTRUCTIONS. Please review and if fully satisfied, please initial the bottom of each page, sign below and affix the Corporate Seal in the space provided below.


  CORPORATE SEAL                         LASER-PACIFIC MEDIA CORPORATION,
  (place below)                           a Delaware corporation



                             By:_______________________________________
                             Print Name:_______________________________
                             Print Title:______________________________


                                         809 N. Cahuenga Blvd.
                                         Hollywood, CA 90038
                                         Phone No:(213) 960-2180
                                         Fax No:    (213) 960-2192
                                         Fed I.D. Tax No.:  95-382-4617